EXHIBIT 99.2


                THE FIRST YEARS INC. ENTERS INTO MERGER AGREEMENT
                WITH RC2 CORPORATION FOR $18.60 PER SHARE IN CASH

Avon, Massachusetts - June 7, 2004 - The First Years Inc. (NASDAQ: KIDD), a leading marketer of parenting products for infants and toddlers, today announced that it has entered into a definitive merger agreement with RC2 Corporation. Stockholders of the Company will receive $18.60 in cash upon completion of the merger for each share of common stock then outstanding. The merger agreement provides for the merger of an affiliate of RC2 with and into the Company. Following the merger, the Company will be a wholly-owned subsidiary of RC2.

As a result of the pending transaction, the Company will hold a special meeting of its stockholders for the purpose of voting on the merger agreement instead of its regular annual meeting. Completion of the merger is subject to certain closing conditions, including the approval of the Company's stockholders and no material adverse change in the banking or capital markets that affects RC2's financing commitments or alternative financing for the transaction. The Company currently anticipates that the merger will be completed in the third quarter of 2004.

Commenting on the proposed transaction, Ronald J. Sidman, Chairman and Chief Executive Officer of the Company, stated, "We are pleased to have reached a definitive agreement with RC2 Corporation following the Company's review of its strategic alternatives over the past several months. We believe that the proposed transaction will allow our stockholders to realize the significant value created in our company over the past 52 years. Our mission has always been to help parents make their child's first years the best they can be, and we expect to continue this tradition as part of RC2's broader platform following the merger."

Goldman, Sachs & Co. served as financial advisor for The First Years.

About The First Years

The First Years Inc. is a leading international marketer of feeding, soothing, play and care products for infants and toddlers. The Company's distinctive brands include: "The First Years," licenses from the Walt Disney Company and "Sesame Street(R)," licensed from the Sesame Workshop.

Forward-Looking Statements

Included in this release are certain "forward-looking" statements which are covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction with RC2. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those referred to or implied by such statements. These risks and uncertainties include, but are not limited to: the failure of the parties to satisfy the closing conditions in the merger agreement; the risk that the conditions to the receipt by RC2 of the proceeds from its financing commitments will not be satisfied; the possibility that the Company's stockholders will not approve the merger agreement; disruptions to the

Company's business as a result of the announcement and pendency of the merger; trends in sales of The First Years brand and licensed products; continued maintenance of favorable license arrangements; the Company's ability to retain customer and vendor relationships and key personnel; and other risks described from time to time in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company expressly disclaims any responsibility to update forward-looking statements.

Additional Information About the Merger

The First Years Inc. will be filing documents concerning the merger with the Securities and Exchange Commission, including a proxy statement which will be distributed to stockholders of the Company. Investors are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors may obtain a copy of the proxy statement, as well as other filings of the Company, free of charge on the SEC's Internet site (http://www.sec.gov). In addition, documents filed by the Company with the SEC can be obtained, without charge, by directing a request to The First Years Inc., One Kiddie Drive, Avon, Massachusetts 02322, Attention:
Investor Relations, telephone: 508-588-1220.

Participants in this Transaction

Directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the merger. Information about the directors and executive officers of the Company and their ownership of the Company's common stock is set forth in the Company's Annual Report on Form 10-K/A, as filed with the SEC on April 29, 2004. Additional information regarding the interests of those participants may be obtained by reading the proxy statement regarding the proposed merger when it becomes available.